UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01	WD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2020, Walker & Dunlop, Inc. (the “Company”) and Walker & Dunlop, LLC, the operating subsidiary of the Company (the “Seller”), entered into a First Amendment to Master Repurchase Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A. (the “Buyer”). The Amendment amends that certain Master Repurchase Agreement, dated as of August 26, 2019 (as amended by the First Amendment, the “Repurchase Agreement”), by and among the Company, the Seller, and the Buyer.

The Repurchase Agreement provides for the sale, transfer and assignment of certain multifamily real estate whole mortgage loans (“Assets”) to the Buyer, and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds to the Seller, with a simultaneous agreement by the Buyer to transfer such Assets to the Seller for subsequent repurchase by the Seller. Such purchases are on a discretionary basis, with an initial maximum aggregate purchase price outstanding of up to $1 billion. The repurchase by the Seller shall use a pricing rate derived from the London Interbank Offered Rate (“LIBOR”) for a one-month period plus a margin of 1.45%. The Company has guaranteed the Seller’s obligations under the Repurchase Agreement pursuant to a Guaranty, dated as of August 26, 2019, by the Company in favor of the Buyer (the “Guaranty”).

If such transactions are recharacterized as a loan, the obligations of the Seller under the Repurchase Agreement are secured by a lien in the Purchased Mortgage Loans (as defined in the Repurchase Agreement) and related assets and all proceeds of the foregoing, both currently owned and in which Seller later acquires ownership, other rights or the power to transfer rights.

The Repurchase Agreement contains certain affirmative and negative covenants that are binding on the Seller (which are in some cases subject to exceptions), including, but not limited to, restrictions on the ability of the Seller (i) to assume, guarantee, or become contingently liable for the obligation of another person, (ii) to undertake certain fundamental changes such as reorganizations or mergers, amendments to its certificate of formation or operating agreement, liquidations, dissolutions or dispositions or acquisitions of assets or businesses, or (iii) to make any material change in the nature or scope of the business in which Seller engages as of the date of the Agreement.

In addition, the Repurchase Agreement requires the Seller to comply with certain financial covenants, which are measured at the level of the Company and calculated for the Company and its subsidiaries on a consolidated basis, as follows:

•	A ratio of the Total Indebtedness (as defined in the Repurchase Agreement) of the Company and its consolidated subsidiaries to its Tangible Net Worth (as defined in the Repurchase Agreement) of not more than 2.25 to 1.00;

•	Tangible Net Worth of not less than $200 million plus 75% of the sum of any equity issuances by the Company or any of its subsidiaries after the effective date of the Repurchase Agreement;

•	Compliance with the applicable net worth and liquidity requirements of Fannie Mae, Freddie Mac and HUD;

•	Liquidity (as defined in the Repurchase Agreement) of the Company and its consolidated subsidiaries of not less than $15 million;

•	Maintenance of aggregate unpaid principal amount of all mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $20.0 billion and all Fannie Mae DUS mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $10.0 billion, exclusive in both cases of mortgage loans which are 60 or more days past due or are otherwise in default or have been transferred to Fannie Mae for resolution; and

•	Aggregate unpaid principal amount of Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio which are 60 or more days past due or otherwise in default not to exceed 3.5% of the aggregate unpaid principal balance of all Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio (subject to certain exclusions relating to No Risk Mortgage Loans and At Risk Mortgage Loans (each as defined in the Repurchase Agreement)).

The Repurchase Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of repurchase price and price differential, failure to perform or observe covenants, breaches of representations and warranties, suspension, revocation or termination of the Seller’s eligibility as a servicer or any other license required for the Seller to engage in the business of acquiring, selling or servicing mortgage loans, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain bankruptcy-related events or other relief proceedings or a material adverse change in the Seller’s financial condition.

The Repurchase Agreement is supplemented by a Side Letter, dated as of August 26, 2019 (the “Side Letter”), which sets forth certain fees, commitments and pricing information relating to the Repurchase Agreement. The parties entered into a First Amendment to Side Letter (the “First Amendment to Side Letter”) on August 24, 2020.

The Amendment, together with the First Amendment to Side Letter, among other things, extends the maturity date under the Repurchase Agreement to August 23, 2021 and adds the following financial covenant:

•	A Debt Service Coverage Ratio (as defined in the Amendment) of not less than 2.75 to 1.00.

The foregoing descriptions of the Repurchase Agreement, the Guaranty, the Side Letter, the Amendment and the First Amendment to Side Letter do not purport to be complete and are qualified in their entirety by reference to the Repurchase Agreement, the Guaranty, the Side Letter, the Amendment and the First Amendment to Side Letter, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

The Buyer and its affiliates have various relationships with the Company involving the provision of financial services, including investment banking.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Master Repurchase Agreement, dated as of August 26, 2019, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc. and JPMorgan Chase Bank, N.A., as Buyer.
10.2	Guaranty, dated as of August 26, 2019, by Walker & Dunlop, Inc. in favor of JPMorgan Chase Bank, N.A., as Buyer.
10.3	Side Letter, dated as of August 26, 2019, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc. and JPMorgan Chase Bank, N.A., as Buyer.
10.4	First Amendment to Master Repurchase Agreement, dated as of August 24, 2020, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc. and JPMorgan Chase Bank, N.A., as Buyer.
10.5	First Amendment to Side Letter, dated as of August 24, 2020, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc. and JPMorgan Chase Bank, N.A., as Buyer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: August 27, 2020	By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald Title: Executive Vice President and Chief Financial Officer